LICHTER, YU & ASSOCIATES
Certified Public Accountants

LOS ANGELES:	SAN DIEGO:
16133 VENTURA BOULEVARD	9191 TWONE CENTRE DRIVE
SUITE 520	SUITE 406
ENCINO, CA 91436	SAN DIEGO, CA 92122
(818) 739-0265 TELEPHONE	(858) 320-2808 TELEPHONE
(818) 784-3292 FACSIMILIE	(858) 320-2828 FACSIMILIE

Consent of Independent Public Accounting Firm

We consent to the use of our report dated September 27, 2005 and the financial statements included in the Registration Statement (Form SB-2) of Artcraft V, Inc. dated December 11, 2006.

/s/ Lichter, Yu & Associates
Lichter, Yu & Associates

December 11, 2006

MEMBER

CALIFORNIA SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS